EXHIBIT 10.16

                                  AMENDMENT TO
                             KEY EMPLOYEE AGREEMENT
                                       AND
                       CONFIDENTIAL INFORMATION AGREEMENT


         THIS AGREEMENT, dated and effective as of February 28, 1997, among Albert J. Agbay ("Agbay") and Nexar Technologies, Inc. (f/k/a Dynasys Systems Corporation), a Delaware corporation (the "Company"), amends (i) the Key Employee Agreement entered into on or about April 1, 1995 (the "Original Employment Agreement") between the Company and Agbay and (ii) the Confidential Information Agreement entered into on or about April 1, 1995 (the "Original Confidentiality Agreement") between the Company and Agbay.

         The parties hereto agree as follows:

         1. The text of Section 2.1 (entitled "Term of Employment") of the Original Employment Agreement is amended to read in its entirety as follows:

         "The initial term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto. Unless either party chooses otherwise by notice to the other given prior to the expiration of each such contract year, the Agreement automatically extends at the end of each year for an additional year throughout the term of the Agreement. Your employment with the Company may be terminated as provided in Sections 2.2 or 2.3."

         2. The text of Section 2.2(d) of the Original Employment Agreement is amended to read in its entirety as follows:

         "(d) at any time without Cause, provided the Company shall be obligated to pay you the applicable severance compensation and other benefits set forth on Exhibit A hereto."

         3. The text of Section 2.4 of the Original Employment Agreement is amended to read in its entirety as follows:

         " "Cause" for the purposes of this Agreement shall mean (i) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates; (ii) your conviction of a criminal felony offense; (iii) the willful material breach or habitual neglect of your obligations under this Agreement or your duties as an employee of the Company; or
         (iv) your willful failure to follow lawful material directives of the Board of Directors. The existence of Cause for termination of your employment by the Company shall be subject, upon the written election by you or the Company, to binding arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

                  Further, any dispute, controversy, or claim arising out of, in connection with or in relation to this definition of "Cause" shall be settled by arbitration as provided in Section 9 hereof. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgement rendered may be entered in any court having jurisdiction thereof."

         4. The text of Section 1 of Exhibit A (entitled "Term") to the Original Employment Agreement is amended to read in its entirety as follows:

         "The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for five (5) years, renewing automatically each year pursuant to Section 2.1 of the Agreement, commencing March 1, 1997, unless terminated prior thereto in accordance with Section 2.2 or
         2.3 of the Agreement."

         5. The text of subparagraphs (a) and (c) (subparagraph (b) remaining in full force and effect) of Section 2 of Exhibit A (entitled "Compensation") to the Original Employment Agreement are each amended to read in their entirety as follows:

         "(a) Base Salary. Your Base Salary is Two Hundred Fifty Thousand Dollars ($250,000) per annum as of April 1, 1997, and thereafter for the term of the Agreement, to be paid in accordance with the Company's payroll policies and subject to increases thereafter as determined in good faith by the Company's Board of Directors (or a duly appointed Compensation Committee thereof)."

         "(c)     Severance Package Pursuant to Section 2.2(d) of the Agreement:

                  1. Termination Without Cause after Change in Control: If there occurs a Change of Control of the Company (for purposes hereof, "Change of Control" is defined as any merger (other than a merger with a subsidiary or in which the Company is the survivor and "acquiror"), a sale of substantially all assets or similar change in control transaction involving the Company) at any time, and your employment is terminated (i) by the Company for any reason other than Cause or (ii) by you after a reduction in either responsibilities or pay or change in location, you will receive the following:

                           a)       Full   immediate   vesting  of  any  issued,
                                    unvested stock options,

                           b) Full payment of any accrued, unpaid salary, bonus or benefit payments,

                           c)       Three years base pay at highest prior level,

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                           d)       Three years incentive bonus at highest prior
                                    level,

                           e) Three years of full benefits package including health, disability and life insurance, full contributions to all qualified and non-qualified retirement and pension plans or (then) current value of same in  cash if  terms  of  plans  preclude
                                    participation,   but  only  to  the   extent
                                    similar benefits are not received in another position,

                           f)       $2,250,000 cash, and

                           g) In the event that your employment is terminated pursuant to this item 1 and the excise tax imposed by Section 4999 of the Internal Revenue Service Code (the "Code") (or any successor penalty or excise tax subsequently imposed by law) applies to any payments under this item 1, an additional amount shall be paid by the Company to you such that the aggregate after-tax amount that you shall receive under this item 1, shall have a present value equal to the aggregate after-tax amount that you would have received and retained had such excise tax not applied to you. For this purpose, you shall be assumed to be subject to tax in each year relevant to the computation at the then maximum applicable combined Federal and Massachusetts income tax rate, and the determination of the present value of payments to you shall be made consistent with the principles of Section 280G of the Code.

                  2. Termination Without Cause Absent Change in Control: If your employment as Chief Executive Officer is terminated by the Company (other than for Cause as defined below) or by you after a reduction in either responsibilities or pay or change in location, you will receive all of the items listed in item 1 above, except (f) and (g). In lieu of item (f), you shall be entitled to a minimum (the "Minimum Amount") of (i) $1,000,000 if you are terminated on or prior to December 31, 1997, or
                  (ii) $1,500,000 if you are terminated on or after January 1, 1998, subject in either case to increase as follows:

                           (x) If the Company achieves $150,000,000 in total revenues in any fiscal year prior to your termination, you shall be entitled to $3,000,000; and

                           (y) if (x) is not achieved, you shall receive a sum equal to (but not greater, in any event, than $3,000,000) the applicable Minimum Amount plus either (i) if the Minimum Amount is $1,000,000, an amount equal to the product of $2,000,000 multiplied by the

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                                    quotient  of (A) the  amount  by  which  the
                                    Company's   total   revenues  for  the  four
                                    previous  completed  fiscal  quarters of the
                                    Company   prior   to  the   date   of   your
                                    termination exceeds $70,000,000,  divided by
                                    (B)  $80,000,000,  or  (ii)  if the  Minimum
                                    Amount is $1,500,000, an amount equal to the
                                    product  of  $1,500,000  multiplied  by  the
                                    quotient  of (A) the  amount  by  which  the
                                    Company's   total   revenues  for  the  four
                                    previous  completed  fiscal  quarters of the
                                    Company   prior   to  the   date   of   your
                                    termination exceeds $70,000,000,  divided by
                                    (B) $80,000,000.

                           In addition, if your termination occurs after January
                  1, 2000, and the remaining term of your contract immediately prior to your termination is more than three years, in lieu of
                  (c) and (d) of item 1 you shall receive an amount of cash equal to (at the highest prior levels) the amount of both your base pay and incentive bonus which would be paid out over such remaining period of time.

                           All  payments set forth above in this item 2 shall be
                  guaranteed by Palomar Medical Technologies, Inc. ("Palomar") for as long as Palomar and its subsidiaries own 50% or more of the voting power of the capital stock of the Company.

                  3. Resignation by Agbay: If you resign in the absence of a reduction in either responsibilities or pay or change in location, you will be entitled to receive the following (all payments set forth in this item 3 shall be guaranteed by Palomar for as long as Palomar and its subsidiaries own 50% or more of the voting power of the capital stock of the Company):

                           a) Full payment of any accrued, unpaid salary, bonus or benefit payments,

                           b) Eighteen months of base pay at highest prior level,

                           c)       Eighteen   months  of  incentive   bonus  at
                                    highest prior level,

                           d) Eighteen months of full benefits package including health, disability and life insurance, full contributions to all qualified and non-qualified retirement and pension plans or (then) current value of same in  cash if  terms  of  plans  preclude
                                    participation,   but  only  to  the   extent
                                    similar benefits are not received in another position, and

                           e)       $1,000,000    cash,   but   only   if   your
                                    resignation is on or after January 1, 2000.

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                  4. Expiration of Employment Agreement:  Upon the expiration of this Agreement (or successor agreement), you will be entitled to receive the following (all payments set forth in this item 4 shall be guaranteed by Palomar for as long as Palomar and its subsidiaries own 50% or more of the voting power of the capital stock of the Company):

                           a) Full payment of any accrued, unpaid salary, bonus or benefit payments,

                           b) Eighteen months of base pay at highest prior level,

                           c)       Eighteen   months  of  incentive   bonus  at
                                    highest prior level,

                           d) Eighteen months of full benefits package including health, disability and life insurance, full contributions to all qualified and non-qualified retirement and pension plans or (then) current value of same in  cash if  terms  of  plans  preclude
                                    participation,   but  only  to  the   extent
                                    similar benefits are not received in another position, and

                           e) $2,250,000 cash, but only if the Company has achieved cumulative total revenues of $150,000,000 for the period commencing on January 1, 1997 to the date of expiration.

                  5. Termination For Cause: If your employment as Chief Executive Officer is terminated for Cause, you will be entitled only to full payment of any accrued, unpaid salary, bonus and benefit payments and retention of any fully vested stock options and other benefits.

         6. The following new subparagraph (d) is added to Section 2 of Exhibit A (entitled "Compensation") to the Original Employment Agreement:

         "(d) Per Unit Sold Bonus. In addition to the Bonus determined pursuant to subparagraph (b) above, an amount equal to the product of $2.00 multiplied by the number of personal computers sold by the Company (subject to reduction for returns, credits, set-offs and allowances) during the period commencing on April 1, 1996, and thereafter for the term of the Agreement, payable quarterly."

         7. Section 3.2 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

         "For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, works, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable, or reduced to

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         practice, made, conceived,  authored or developed by me (whether solely or jointly with others) during the period of my employment with the Company, or within one year thereafter, which relate in any manner to the actual or demonstrably anticipated business, products, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me or on behalf of the Company."

         8. Section 3.3 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

         "Any discovery, process, design, method, technique, work, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, products, or research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me or on behalf of the Company."

         9. The respective addresses for notices under the Original Employment Agreement and the Original Confidentiality Agreement shall be as follows:

                  If to Nexar:              Nexar Technologies, Inc.
                                            182 Turnpike Road
                                            Westborough, MA 01581
                                            Attention: Gerald Y. Hattori

                  If to Agbay:              Albert J. Agbay
                                            c/o Nexar Technologies, Inc.
                                            182 Turnpike Road
                                            Westborough, MA 01581

         10. Except to the extent modified hereby, all terms of the Original Employment Agreement and the Original Confidentiality Agreement shall be unaffected hereby and shall continue in full force and effect.


                                    * * * * *

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         EXECUTED as of the date first above written.





                          By:      Albert J. Agbay

                          NEXAR TECHNOLOGIES, INC.



                          By:      Gerald Y. Hattori
                                   Vice President and Chief Financial Officer





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